SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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                                 April 12, 2004

                Date of Report (Date of earliest event reported)


                              TPC LIQUIDATION, INC.
             (Exact name of registrant as specified in its charter)



  Delaware                          000-22235                  54-1707962
(State or other                   (Commission              (I.R.S. Employer
jurisdiction of                    File Number)            Identification No.)
Incorporation)

100 William Street, 8th Floor
New York, New York                                                10038
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code: (212) 909-2900

                          TalkPoint Communications Inc.
          (former name or former address; if change since last report)


Item 5.  Other Events and Regulation FD Disclosure

On April 12, 2004, the registrant's name was changed to "TPC Liquidation, Inc." The CUSIP Number for the registrant's common stock is 89235J 10 8 and the CUSIP Number for its warrants is 89235J 11 6.

In May 2004, the United States of America filed a claim in Bankruptcy Court (as defined) for an amount in excess of $22 million (after giving effect to the trebling of damages, but before potential civil penalties). The stated basis for the claim, which is unsecured, is for "false claims for federal funds (31 USC
3729)" and the period in which the claim arose is asserted to be February 25, 2000 through June 21, 2001.

As previously disclosed, in January 2004, the registrant filed a voluntary petition (the "Petition") under Chapter 11 of the Bankruptcy Code (the "Code") in the United States Bankruptcy Court (the "Bankruptcy Court") for the District of Delaware and in March 2004, the registrant sold substantially all of its assets. In light of the registrant's limited financial and other resources, the registrant is unable to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended and it is unlikely that any reports thereunder will be filed in the future. The registrant will continue to file certain reports with the Bankruptcy Court to the extent such reports are required thereunder and by the Code.

The registrant does not believe that stockholders will receive any distribution in the bankruptcy case as a result of the ownership of their shares.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TPC LIQUIDATION, INC. (f/k/a
                                         TALKPOINT COMMUNICATIONS INC.)



                                 By: /s/ Ted Castator
                                         ------------
                                         Ted Castator, Chief Executive Officer
Dated:   June 1, 2004
         New York, New York